Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Completes Merger
Transactions with NBG Bancorp, Inc. and S Bankshares, Inc.

ATLANTA, GA, January 3, 2017 – State Bank Financial Corporation (the “Company”, NASDAQ: STBZ), the holding company for State Bank and Trust Company (“State Bank”), announced today that it has completed its mergers with NBG Bancorp, Inc. (“NBG”) and S Bankshares, Inc. (“S Bankshares”). Each merger was completed on December 31, 2016, at which time NBG and S Bankshares were each merged into the Company, immediately followed by the merger of each of The National Bank of Georgia, the wholly-owned subsidiary of NBG, and S Bank, the wholly-owned subsidiary of S Bankshares, into State Bank.

“We are pleased to welcome our new clients and team members from The National Bank of Georgia and S Bank,” said State Bank CEO Tom Wiley. “These mergers provide for the expansion of our statewide footprint with entry into the very attractive markets of Athens, Gainesville, and Savannah. With these transactions completed, we have crossed over $4 billion in total assets and have banking offices in seven of the eight largest markets in Georgia.”

Under the merger agreement with NBG, shareholders of NBG can elect to receive either $45.45 in cash or 2.1642 shares of the Company’s common stock for each share of NBG common stock, subject to an overall allocation of exchanged shares into 50% cash and 50% stock. The number of the Company’s shares issued in the merger is based on the average trading price of the Company’s common stock during the 20-trading-day period ended December 29, 2016. Cash will also be paid in lieu of fractional shares.

Under the merger agreement with S Bankshares, shareholders of S Bankshares could elect to receive either $56.70 in cash or 2.7444 shares of the Company’s common stock for each share of S Bankshares common stock. Based on the elections of S Bankshares’ shareholders, 40% of S Bankshares common stock will be exchanged for cash and 60% of S Bankshares common stock will be exchanged for stock. Cash will also be paid in lieu of fractional shares.

The conversion of The National Bank of Georgia's and S Bank’s operating systems into State Bank’s existing operating system is expected to be completed in early February 2017.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.1 billion in assets as of December 31, 2016, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices in Atlanta, Middle Georgia, Augusta, Athens, Gainesville, and Savannah, Georgia and eight mortgage origination offices throughout Georgia.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the attractive nature of our markets and the Company’s expectation that it will complete the conversion of The National Bank of Georgia's and S Bank’s operating systems into State Bank’s existing operating system in early February 2017. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, either nationally or in our markets, the reaction to the transactions of each bank’s customers, employees and counterparties, or difficulties related to the transition of services, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.